UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

BLACKWATER MIDSTREAM CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-51403 (Commission File Number)	26-2590455 (IRS Employer Identification No.)

660 LaBauve Drive Westwego, LA (Address of Principal Executive Offices)	70094 (Zip Code)

(504) 340-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Blackwater Midstream Corp. (the “Company”) announces it highest gross revenue during the month of May 2011 in the amount of $811,000.  This increase is due to increasing long-term contract storage fees and various increases from ancillary fees.

Item 5.01 Changes of Directors or Certain Officers

On June 14, 2011, Michael Suder, Chief Executive Officer and sole member of the Board of Directors of the Company, announced his appointment of the following people to the Company’s Board of Directors.  The term of the appointments will be from June 14, 2011 through the election of directors at the Company’s next annual shareholder’s meeting, to be held in early September 2011.  The appointees will serve without compensation during their term.

The new appointees to the Company’s Board of Directors are:

Mr. Herbert Whitney
Mr. Philip Oliver Tracy
Mr. William Gore
Mr. William Weidner

A bio for each appointee, as well as for Mr. Suder, is included in the exhibits to this filing.

Item 8.01 Other Events

The Company and its Board of Directors believe it is in the best interest of the Company to seek an extension of the maturity date of the Company’s 2009 Convertible Promissory Notes (the “2009 Notes”) and 2010 Convertible Promissory Notes (the “2010 Notes”).  The Company seeks to extend the maturity date to October 15, 2014 for both the 2009 Notes and the 2010 Notes.  The Company is in the process of contacting all holders of the 2009 Notes and 2010 Notes in an attempt to obtain their approval to extend these maturity dates.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description

5.1	Bios of the members of the Board of Directors of Blackwater Midstream Corp.

8.1**
The September 2009 Offering associated with the 2009 Convertible Promissory Note (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on October 21, 2009 and on Form 8-K/A filed with the Commission on November 18, 2009.)

8.2**	The January 2010 Offering associated with the 2010 Convertible Promissory Note (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 22, 2010.)

8.3**
The March 2011 Amendment to the September 2009 and the January 2010 Convertible Promissory Note (incorporated by reference to the Company’s Current Report on Form 8-K filed  with the Commission on March 28, 2011.)

** Incorporated by reference to prior filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKWATER MIDSTREAM CORP. a Nevada corporation

Dated: June 20, 2011	By:	/s/ Donald St. Pierre
Donald St. Pierre Chief Financial Officer